As filed with the Securities and Exchange Commission on March 8, 2004.
Registration Statement No. 333-
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Conexant Systems, Inc. (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization) 100 Schulz Drive Red Bank, New Jersey (Address of Principal Executive Offices)	25-1799439 (I.R.S. Employer Identification Number) 07701 (Zip Code)

GlobespanVirata, Inc. 1999 Equity Incentive Plan	Virata Corporation 1999 Non-Employee Director Compensation Plan	iCompression, Inc. 1998 Equity Incentive Plan
GlobespanVirata, Inc. 1999 Supplemental Stock Option Plan	Agranat Systems, Inc. 1996 Stock Option Plan	Inverness Systems Ltd. Share Option Plan
Amended and Restated GlobespanVirata, Inc. 1999 Stock Incentive Plan	ATecoM, Inc. 1996 Stock Plan	T.Sqware, Inc. 1997 Option Plan
Globespan Semiconductor, Inc. 1996 Equity Incentive Plan	D2 Technologies, Inc. Tandem Stock Option Plan	T.Sqware, Inc. 1997 Stock Option Sub Plan for French Employees
Globespan Semiconductor, Inc. 1999 Directors Stock Plan	Excess Bandwidth 1998 Equity Incentive Plan	Ultima Communication, Inc. 1999 Stock Option/Stock Issuance Plan
GlobespanVirata 2000 Stock Option Sub Plan for French Employees	Internext Compression, Inc. 1997 Equity Incentive Plan
(Full title of the plan)

DENNIS E. O'REILLY, ESQ.
Senior Vice President, Chief Legal Officer and Secretary
Conexant Systems, Inc.
4000 MacArthur Boulevard, West Tower
Newport Beach, California 92660-3095
(Name and address of agent for service)

(949) 483-4600 (Telephone number, including area code, of agent for service)

Copy to: PETER R. KOLYER, ESQ. Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 (212) 408-5100

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, par value $.01 per share (including the associated Preferred Share Purchase Rights)	44,000,000 shares	$7.29	$320,760,000	$40,641

      (1)     The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the Registrant’s Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar events.

      (2)     Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on March 3, 2004, as reported on The Nasdaq Stock Market, Inc. National Market System.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

                The following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 10-K of Conexant Systems, Inc. (the “Company”) for the year ended September 30, 2003;

(b)	Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 2003; and

(c)	The description of the Company’s Common Stock contained in Item 11 of the Company's Registration Statement on Form 10, as amended (File No. 000-24923), including any amendment or report filed for the purpose of updating such description.

                All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.

Item 4.   Description of Securities.

                This Item is not applicable.

Item 5.   Interests of Named Experts and Counsel.

                This Item is not applicable.

Item 6.   Indemnification of Directors and Officers.

                The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to limitations. The Company’s amended and restated certificate of incorporation provides that the Company’s directors are not liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (iv) for any transaction from which a director derived an improper personal benefit.

                The Delaware General Corporation Law provides for indemnification of directors, officers, employees and agents subject to limitations. The Company’s amended bylaws and the appendix thereto provide for the indemnification of directors, officers, employees and agents to the extent permitted by Delaware law. The Company’s directors and officers also are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended, (the “Securities Act”).

Item 7.   Exemption from Registration Claimed.

                This Item is not applicable.

Item 8.    Exhibits.

4.1	Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3-a-1 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2003, is incorporated herein by reference.

4.2	Amended By-Laws of the Company, filed as Exhibit 3.b to the Company’s Registration Statement on Form S-4 (Registration No. 333-111179), are incorporated herein by reference.
4.3	Specimen certificate for the Company's Common Stock, par value $.01 per share, filed as Exhibit 4.3 to the Company’s Registration Statement on Form 10 (File No. 000-24923), is incorporated herein by reference.

4.4.1	Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (Registration No. 333-68755), is incorporated herein by reference.

4.4.2	First Amendment to Rights Agreement, dated as of December 9, 1999, filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, is incorporated herein by reference.

4.5.1	The Company’s GlobespanVirata, Inc. 1999 Equity Incentive Plan, as amended.
4.5.2	The Company’s GlobespanVirata, Inc. 1999 Supplemental Stock Option Plan, as amended.
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4.5.3	The Company’s Amended and Restated GlobespanVirata, Inc. 1999 Stock Incentive Plan, as amended.
4.5.4	The Company’s Globespan Semiconductor, Inc. 1996 Equity Incentive Plan, filed as Exhibit 10.2 to GlobespanVirata, Inc.’s (“GlobespanVirata’s”) Registration Statement on Form S-1 (Registration No. 333-75173), is incorporated herein by reference.

4.5.5	The Company’s Globespan Semiconductor, Inc. 1999 Directors Stock Plan, filed as Exhibit 10.4 to GlobespanVirata's Registration Statement on Form S-1 (Registration No. 333-75173), is incorporated herein by reference.

4.5.6	The Company’s GlobespanVirata 2000 Stock Option Sub Plan for French Employees, filed as Exhibit 4.5 to GlobespanVirata’s Registration Statement on Form S-8 (Registration No. 333-40720), is incorporated herein by reference.

4.5.7	The Company’s Virata Corporation 1999 Non-Employee Director Compensation Plan, filed as Exhibit 4.3 to GlobespanVirata’s Registration Statement on Form S-8 (Registration No. 333-75324), is incorporated herein by reference.

4.5.8	The Company’s Agranat Systems, Inc. 1996 Stock Option Plan, filed as Exhibit 4.6 to GlobespanVirata’s Registration Statement on Form S-8 (Registration No. 333-75324), is incorporated herein by reference.

4.5.9	The Company’s ATecoM, Inc. 1996 Stock Plan, filed as Exhibit 4.3 to GlobespanVirata’s Registration Statement on Form S-8 (Registration No. 333-49864), is incorporated herein by reference.
4.5.10	The Company’s D2 Technologies, Inc. Tandem Stock Option Plan, filed as Exhibit 4.4 to GlobespanVirata’s Registration Statement on Form S-8 (Registration No. 333-75324), is incorporated herein by reference.

4.5.11	The Company’s Excess Bandwidth 1998 Equity Incentive Plan, filed as Exhibit 4.7 to GlobespanVirata’s Registration Statement on Form S-8 (Registration No. 333-75324), is incorporated herein by reference.

4.5.12	The Company’s Internext Compression, Inc. 1997 Equity Incentive Plan, filed as Exhibit 4.9 to GlobespanVirata’s Registration Statement on Form S-8 (Registration No. 333-40720), is incorporated herein by reference.

4.5.13	The Company’s iCompression, Inc. 1998 Equity Incentive Plan, filed as Exhibit 4.8 to GlobespanVirata’s Registration Statement on Form S-8 (Registration No. 333-40720), is incorporated herein by reference.

4.5.14	The Company’s Inverness Systems Ltd. Share Option Plan, filed as Exhibit 4.5 to GlobespanVirata’s Registration Statement on Form S-8 (Registration No. 333-75324), is incorporated herein by reference.
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4.5.15	The Company’s T.Sqware, Inc. 1997 Option Plan, filed as Exhibit 4.6 to GlobespanVirata’s Registration Statement on Form S-8 (Registration No. 333-40720), is incorporated herein by reference.
4.5.16	The Company’s T.Sqware, Inc. 1997 Stock Option Sub Plan for French Employees, filed as Exhibit 4.7 to GlobespanVirata’s Registration Statement on Form S-8 (Registration No. 333-40720), is incorporated herein by reference.

4.5.17	The Company’s Ultima Communication, Inc. 1999 Stock Option/Stock Issuance Plan, filed as Exhibit 4.9 to GlobespanVirata’s Registration Statement on Form S-8 (Registration No. 333-49864), is incorporated herein by reference.

4.5.18	Resolutions adopted by the Board of Directors of the Company on February 25, 2004, with respect to the assumption by the Company of GlobespanVirata, Inc.’s stock plans.
5	Opinion of Chadbourne & Parke LLP as to the legality of any newly issued shares of Common Stock of the Company covered by this registration statement.
23.1	Consent of Deloitte & Touche LLP, independent auditors.
23.2	Consent of Chadbourne & Parke LLP, contained in its opinion filed as Exhibit 5 to this registration statement.
24	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of the Company, filed as Exhibit 24 to the Company's Registration Statement on Form S-8 (Registration No. 333-113395), is incorporated herein by reference.

Item 9.    Undertakings.

A. The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

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provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 8th day of March, 2004.

CONEXANT SYSTEMS, INC.
By	/s/ Dennis E. O'Reilly (Dennis E. O'Reilly, Senior Vice President, Chief Legal Officer and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 8th day of March, 2004 by the following persons in the capacities indicated:

Signature	Title
DWIGHT W. DECKER*	Chairman of the Board of Directors
ARMANDO GEDAY*	Chief Executive Officer (principal executive officer) and Director
DONALD R. BEALL*	Director
STEVEN J. BILODEAU*	Director
RALPH J. CICERONE*	Director
DIPANJAN DEB*	Director
F. CRAIG FARRILL*	Director
BALAKRISHNAN S. IYER*	Director
JOHN W. MARREN*	Director
D. SCOTT MERCER*	Director
JERRE L. STEAD*	Director
GIUSEPPE P. ZOCCO*	Director
J. SCOTT BLOUIN*	Senior Vice President and Chief Accounting Officer (principal accounting officer)
ROBERT MCMULLAN*	Senior Vice President and Chief Financial Officer (principal financial officer)
* By	/s/ Dennis E. O'Reilly (Dennis E. O'Reilly, Attorney-in-fact)**
**  By authority of the powers of attorney filed as Exhibit 24 to this Registration Statement. II-6

EXHIBIT INDEX

Exhibit Number		Page
4.5.1	The Company’s GlobespanVirata, Inc. 1999 Equity Incentive Plan, as amended.
4.5.2	The Company’s GlobespanVirata, Inc. 1999 Supplemental Stock Option Plan, as amended.
4.5.3	The Company’s Amended and Restated GlobespanVirata, Inc. 1999 Stock Incentive Plan, as amended.
4.5.18	Resolutions adopted by the Board of Directors of the Company on February 25, 2004, with respect to the assumption by the Company of the GlobespanVirata stock plans.
5	Opinion of Chadbourne & Parke LLP as to the legality of any newly issued shares of Common Stock of the Company covered by this registration statement.
23.1	Consent of Deloitte & Touche LLP, independent auditors.
23.2	Consent of Chadbourne & Parke LLP, contained in its opinion filed as Exhibit 5 to this registration statement.